CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, Amendment No. 1, of Manthey Redmond Corporation (a development stage company) of our report dated August 26, 2009 relating to the financial statements as of June 30, 2009 and for period from April 20, 2009 (date of inception) to June 30, 2009 appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/KCCW Accountancy Corp.

Diamond Bar, California
November 5, 2009